UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2005

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is information to be sent to certain stockholders of Autodesk, Inc. in connection with Autodesk’s Annual Meeting of Stockholders to be held on June 23, 2005 (the “Annual Meeting”), regarding the proposed Autodesk, Inc. 2006 Stock Plan. A copy of the 2006 Stock Plan, as currently proposed for approval at the Annual Meeting, can be found by reference to Appendix B to Autodesk’s 2005 Proxy Statement filed on May 16, 2005 (Commission File No. 000-14338).

This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information includes material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Information sent to certain Autodesk stockholders regarding the proposed Autodesk 2006 Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Alfred J. Castino
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: June 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Information sent to certain Autodesk stockholders regarding the proposed Autodesk 2006 Stock Plan

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